UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-34882	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of National Technical Systems, Inc. (“NTS”) was held on November 19, 2013. The meeting was held to submit the following previously disclosed proposals to a vote of the NTS shareholders:

1.	Merger Agreement. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 15, 2013 (the “Merger Agreement”), by and among Nest Parent, Inc. (“Parent”), Nest Merger Sub, Inc. (“Merger Sub”) and NTS, and the transactions contemplated thereby, including the merger (the “Merger”);

2.	Golden Parachute Compensation. To consider and vote, on an advisory (non-binding) basis, upon specified compensation that may become payable to the named executive officers of NTS in connection with the Merger; and

3.	Adjournment of the Special Meeting. To approve the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement proposal.

The proposals are more fully described in the NTS proxy statement that was filed with the SEC on October 28, 2013, and mailed to shareholders entitled to vote at the meeting beginning on October 29, 2013.

At the meeting, the shareholders approved the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, the proposal to Adjourn the Special Meeting was not submitted for a vote at the special meeting,

There were 9,569,576 shares of NTS common stock present in person or represented by proxy at the meeting, representing approximately 82% of the shares outstanding and eligible to vote. The final voting results of each proposal are as follows:

Proposal 1: NTS’s shareholders approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
9,566,967	1,411	1,198	0

Proposal 2: NTS’s shareholders approved, on an advisory (non-binding) basis, the specified compensation that may become payable to the named executive officers of NTS in connection with the Merger. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
8,294,662	881,367	393,547	0

Item 8.01.	Other Events.

On November 19, 2013, NTS issued a press release announcing the approval of the Merger Agreement by its shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This filing contains “forward looking statements” regarding the acquisition of NTS and other future events. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the Merger; and (2) the failure to satisfy the conditions to the Merger. Factors that may affect the future results of NTS are set forth in its filings with the Securities and Exchange Commission, including its recent filing on Form 10-K for the fiscal year ended January 31, 2013. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. NTS undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release dated November 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2013	National Technical Systems, Inc.

	By:	/s/ Michael El-Hillow
Name: Michael El-Hillow
Title: Senior Vice President and Chief Financial Officer